Exhibit 99.2

Revance Expands into the U.S. Therapeutics Market with the Launch of DAXXIFY® for the Treatment of Cervical Dystonia
–DAXXIFY® for the treatment of cervical dystonia is the first and only peptide-formulated, long-lasting neurotoxin that offers the potential to improve duration of symptom control1

–Revance has received a Permanent J-Code and has already secured coverage for 78% of commercial lives with top health plans, while also launching patient affordability programs

–Today’s launch provides first entry into the $2.7 billion U.S. therapeutic neurotoxin market with a new and compelling treatment option2

NASHVILLE, Tenn. — (BUSINESS WIRE) — May 9, 2024 - (NASDAQ: RVNC), today announced the commercial launch of DAXXIFY (DaxibotulinumtoxinA-lanm) for injection for the treatment of cervical dystonia, providing patients and physicians with a compelling new treatment option for a painful and disabling chronic condition. The launch marks Revance’s entry into the large and growing U.S. therapeutics neurotoxin market.

“DAXXIFY provides a significant opportunity for Revance and marks the culmination of our decades-long mission to bring true innovation to the therapeutics market. Between DAXXIFY’s differentiated clinical profile, compelling value proposition and safety profile, DAXXIFY has the potential to address the unmet needs of all stakeholders, including patients, physicians and payers,” said President and Chief Executive Officer, Mark J. Foley.

Following the FDA’s approval of DAXXIFY for cervical dystonia in August 2023, Revance launched the DAXXIFY cervical dystonia PrevU early experience program with the objective of optimizing treatment outcomes for patients and ensuring smooth practice integration. Revance subsequently established its commercial infrastructure in preparation for launch, received a permanent J-Code for DAXXIFY from the U.S. Centers for Medicare & Medicaid Services (CMS) (which streamlines the reimbursement pathway for providers), operationalized reimbursement support services to minimize potential hurdles to adoption, and launched patient affordability programs to support patients with out-of-pocket costs.

“One of our primary goals has been to minimize barriers and ensure access to DAXXIFY for the large number of CD patients who have early symptom re-emergence and are not adequately controlled on current toxin treatments,” said David. A. Hollander, M.D., MBA, Chief Medical Officer and Global Therapeutics Franchise Lead.

Peter McAllister, M.D., co-founder and medical director of the New England Institute for Neurology and Headache, added: “As an investigator in the ASPEN program, and a participating physician in PrevU, I have seen firsthand the potential for DAXXIFY to address a significant unmet need in the treatment of cervical dystonia. Many patients struggle with pain and discomfort coming back between injections with current treatment options, but with DAXXIFY my patients have experienced long lasting symptom relief. Further, DAXXIFY’s safety profile continues to be encouraging over a broad range of doses. As patients can currently only access treatment every 12 weeks based on product labeling and reimbursement guidelines, I’m excited to offer my patients a new therapy that offers sustained symptom control.”

For more information on DAXXIFY® access and availability, visit HCP.DAXXIFYCervicalDystonia.com
DAXXIFY® (daxibotulinumtoxinA-lanm) injection IMPORTANT SAFETY INFORMATION INDICATIONS
DAXXIFY® (daxibotulinumtoxinA-lanm) injection is an acetylcholine release inhibitor and neuromuscular blocking agent indicated for the temporary improvement in the appearance of moderate to severe glabellar lines associated with corrugator and/or procerus muscle activity in adult patients and for the treatment of cervical dystonia in adults.
WARNING: DISTANT SPREAD OF TOXIN EFFECT
The effects of DAXXIFY® and all botulinum toxin products may spread from the area of injection to produce symptoms consistent with botulinum toxin effects. These symptoms have been reported hours to weeks after injection. Swallowing and breathing difficulties can be life threatening and there have been reports of death. DAXXIFY® is not approved for the treatment of spasticity or any conditions other than cervical dystonia and glabellar lines.
IMPORTANT SAFETY INFORMATION
Contraindications
DAXXIFY® contraindications include hypersensitivity to any botulinum toxin preparation or any of the components in the formulation and infection at the injection site(s).
Warnings and Precautions
Please refer to Boxed Warning for Distant Spread of Toxin Effect.
The potency units of DAXXIFY® are not interchangeable with preparations of other botulinum toxin products. Recommended dose and frequency of administration should not be exceeded. Patients should seek immediate medical attention if respiratory, speech or swallowing difficulties occur. Use caution when administering to patients with pre-existing cardiovascular disease. Concomitant neuromuscular disorders may exacerbate clinical effects of treatment.
Adverse Reactions
The most commonly observed adverse reactions are:
Glabellar lines (≥1%): headache (6%), eyelid ptosis (2%) and facial paresis (1%).
Cervical dystonia (≥5%): headache (9%), injection site pain (8%), injection site erythema (5%), muscular weakness (5%), and upper respiratory tract infection (5%).
Drug Interactions
Co-administration of DAXXIFY® and aminoglycoside antibiotics, anticholinergic agents or any other agents interfering with neuromuscular transmission or muscle relaxants should only be performed with caution as the effect of DAXXIFY® may be potentiated. The effect of administering different botulinum neurotoxins during course of treatment with DAXXIFY® is unknown.
Use in Specific Populations
DAXXIFY® is not recommended for use in children or pregnant women.

Please see DAXXIFY® full Prescribing Information (https://www.revance.com/wp-content/uploads/2023/08/daxi-pi-and-med-guide.pdf), including Boxed Warning and Medication Guide (https://www.revance.com/wp-content/uploads/2023/08/daxi-pi-and-med-guide.pdf).
To report side effects associated with DAXXIFY®, please visit safety.revance.com, or call 1-877-373-8669. You may also report side effects to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch .
About DAXXIFY
DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection is the first and only FDA approved long-lasting, peptide formulated neuromodulator product with approved indications in the U.S. for the temporary improvement of glabellar lines (frown lines) and for the treatment of cervical dystonia in adults. DAXXIFY is powered by Peptide Exchange Technology™, Revance's proprietary, synthetic, 35-amino-acid stabilizing excipient, and is developed free of human serum albumin or animal-based components. Manufactured in the U.S., DAXXIFY is the first true innovation in neuromodulator product formulation in over 30 years.
Please see DAXXIFY important safety information below and full Prescribing Information, including Boxed Warning and Medication Guide (https://revance.com/wp-content/themes/allen-larson-theme/files/daxi-pi-and-med-guide.pdf).
About Cervical Dystonia
According to the Dystonia Medical Research Foundation, cervical dystonia is a painful condition in which the neck muscles contract involuntarily, causing abnormal movements and awkward posture of the head and neck. The movements may be sustained (tonic), jerky (clonic), or a combination. Cervical dystonia (also referred to as spasmodic torticollis) may be primary (meaning that it is the only apparent neurological disorder, with or without a family history) or may be the result of secondary causes (such as physical trauma).
First-line treatment for cervical dystonia is usually neuromodulator (botulinum toxin) injections, but additional treatments can include oral medications, surgery, and complementary therapies. Neuromodulators block the communication between the nerve and the muscle, relaxing the muscle, which alleviates abnormal involuntary movements and postures. Cervical dystonia can occur at any age, although most individuals first experience symptoms in middle age. The condition affects roughly 60,000 people in the United States.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY® (DaxibotulinumtoxinA-lanm) for injection and the RHA® Collection of dermal fillers in the U.S. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY® in China.

Revance’s global headquarters and experience center is located in Nashville, Tennessee. Learn more at Revance.com, RevanceAesthetics.com, DAXXIFY.com, HCP.DAXXIFYCervicalDystonia.com, or connect with us on LinkedIn(https://www.linkedin.com/company/revance).

“Revance”, the Revance logo, and DAXXIFY are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA are trademarks of TEOXANE SA.

Forward-Looking Statements

Any statements in this press release that are not statements of historical fact, including statements related to the potential benefits, safety, efficacy and duration of DAXXIFY® for the treatment of Cervical Dystonia; our opportunity in therapeutics; the U.S. therapeutics neurotoxin market; patient, physician and payor outcomes and experiences; our ability to set a new standard in healthcare; development of an onobotulinumtoxinA biosimilar with our partner, Viatris; and commercialization of DAXXIFY® in China with our partner, Shanghai Fosun Pharmaceutical; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.

Forward-looking statements are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, cost savings related to the divestiture of the OPUL payments business and supply chain and operational efficiencies; our financial performance and the economics of DAXXIFY and the RHA Collection of dermal fillers; the extent of future impairment charges; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, duration, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors and physicians in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to strengthen professional partnerships; our ability to expand sales and marketing capabilities; the status of commercial collaborations; our ability to effectively manage the exit of the OPUL payments business; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2024, and including, without limitation, our Form 10-Q for the quarter ended March 31, 2024, expected to be filed with the SEC on May 9, 2024. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
SOURCES
1.Data on File. ASPEN-1 Rollover and ASPEN OLS TWSTRS. Newark, CA: Revance Therapeutics, Inc.
2.Market size as of 2023. CAGRs represent projected estimates. Decision Resources Group Therapeutic Botulinum Toxin Market Analysis Global 2024.

Investors
Laurence Watts, 619-916-7620
laurence@newstreetir.com

Media
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